BLACKROCK LARGE CAP SERIES FUNDS, INC.

     CERTIFICATE OF CORRECTION TO THE ARTICLES SUPPLEMENTARY TO ARTICLES OF INCORPORATION INCREASING THE AUTHORIZED CAPITAL STOCK OF THE CORPORATION AND
                RECLASSIFYING SHARES OF AUTHORIZED CAPITAL STOCK

      BLACKROCK LARGE CAP SERIES FUNDS, INC. (the "Corporation"), a Maryland corporation, having its principal office in the State of Maryland in the City of Baltimore, hereby certifies to the State Department of Assessments and Taxation of the State of Maryland that:

            FIRST:  The Articles  Supplementary to the Articles of Incorporation
      Increasing the Authorized Capital Stock of the Corporation and Reclassifying Shares of Authorized Capital Stock, dated May 15, 2007 (the "Articles Supplementary"), were filed on behalf of the Corporation with the Department on May 16, 2007 at 1:00 p.m., and the Articles Supplementary require correction as permitted by Section 1-207 of the Maryland General Corporation Law.

            SECOND: Paragraph FIRST of the Articles Supplementary as previously filed set forth the number of authorized shares of capital stock for each of the Corporation's authorized series and classes and read as follows:

            FIRST: The Corporation is registered as an open-end investment company under the Investment Company Act of 1940, as amended, with the authority to issue Three Billion Nine Hundred Million (3,900,000,000) shares of capital stock as follows:

Series and Classes                               Number of Authorized Shares
------------------                               ---------------------------
BlackRock Large Cap Core Fund
         Investor A Common Stock                       300,000,000
         Investor B Common Stock                       200,000,000
         Investor C Common Stock                       400,000,000
         Institutional Common Stock                    400,000,000
         Class R Common Stock                          200,000,000

BlackRock Large Cap Growth Fund
         Investor A Common Stock                       100,000,000
         Investor B Common Stock                       200,000,000
         Investor C Common Stock                       100,000,000
         Institutional Common Stock                    100,000,000
         Class R Common Stock                          200,000,000
         Service Common Stock                           50,000,000

BlackRock Large Cap Value Fund
         Investor A Common Stock                       400,000,000
         Investor B Common Stock                       200,000,000
         Investor C Common Stock                       400,000,000

         Institutional Common Stock                    400,000,000
         Class R Common Stock                          200,000,000
         Service Common Stock                           50,000,000

                                              Total: 3,900,000,000

                  All  shares of all  classes  and  series of the  Corporation's capital stock have a par value of Ten Cents ($0.10) per share. The aggregate par value of all shares of all classes and series of the Corporation's capital stock is Three Hundred Ninety Million Dollars ($390,000,000).

            THIRD: The inaccuracy or defect contained in Paragraph FIRST of the Articles Supplementary is a typographical error and therefore Paragraph FIRST of the Articles Supplementary is hereby deleted and replaced with the following:

            FIRST: The Corporation is registered as an open-end investment company under the Investment Company Act of 1940, as amended, with the authority to issue Three Billion (3,000,000,000) shares of capital stock as follows:

Series and Classes                               Number of Authorized Shares
------------------                               ---------------------------
BlackRock Large Cap Core Fund
         Investor A Common Stock                       300,000,000
         Investor B Common Stock                       200,000,000
         Investor C Common Stock                       400,000,000
         Institutional Common Stock                    400,000,000
         Class R Common Stock                          200,000,000

BlackRock Large Cap Growth Fund
         Investor A Common Stock                       100,000,000
         Investor B Common Stock                       200,000,000
         Investor C Common Stock                       100,000,000
         Institutional Common Stock                    100,000,000
         Class R Common Stock                          200,000,000
         Service Common Stock                           50,000,000

BlackRock Large Cap Value Fund
         Investor A Common Stock                       100,000,000
         Investor B Common Stock                       200,000,000
         Investor C Common Stock                       100,000,000
         Institutional Common Stock                    100,000,000
         Class R Common Stock                          200,000,000
         Service Common Stock                           50,000,000

                                              Total: 3,000,000,000

                  All  shares of all  classes  and  series of the  Corporation's capital stock have a par value of Ten Cents ($0.10) per share. The aggregate par value of all shares of


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

            all classes and series of the Corporation's capital stock is Three Hundred Million Dollars ($300,000,000).

            FOURTH: Paragraph SECOND of the Articles Supplementary as previously filed set forth the increased number of authorized shares as follows:

                  SECOND:  The Board of Directors of the Corporation,  acting in accordance with Section 2-105(c) of the General Corporation Law of the State of Maryland, hereby increases the number of authorized shares of capital stock of the Corporation's common stock by Six Hundred Million (600,000,000) shares.

            FIFTH: The inaccuracy or defect contained in Paragraph SECOND of the Articles Supplementary is a typographical error and therefore Paragraph SECOND of the Articles Supplementary is hereby deleted and replaced with the following:

                  SECOND:  The Board of Directors of the Corporation,  acting in accordance with Section 2-105(c) of the Maryland General Corporation Law, hereby increases the number of authorized shares of capital stock of the Corporation's common stock by One Billion Five Hundred Million (1,500,000,000) shares."


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

      IN WITNESS WHEREOF, BLACKROCK LARGE CAP SERIES FUNDS, INC. has caused this Certificate of Correction to the Articles Supplementary to be signed in its name and on its behalf by its Vice President and Treasurer and attested by its Secretary on the day of , 2007.

                                        BLACKROCK LARGE CAP SERIES FUNDS, INC.

                                        By:
                                           -----------------------------------
                                           Donald C. Burke
                                           Vice President and Treasurer
ATTEST:

----------------------------------
Alice A. Pellegrino
Secretary

      The undersigned, Vice President of BLACKROCK LARGE CAP SERIES FUNDS, INC. who executed on behalf of said Corporation the foregoing Certificate of Correction, of which this certificate is made a part, hereby acknowledges the foregoing Certificate of Correction to be the corporate act of said Corporation and further certifies that as to all of the matters and facts required to be verified under oath, that to the best of his knowledge, information and belief, the matters set forth therein are true in all material respects, under the penalties of perjury.

Dated:              , 2007

                                           -----------------------------------
                                           Donald C. Burke
                                           Vice President


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